SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2003

TANOX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30231	76-0196733
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10301 Stella Link, Suite 110, Houston, Texas	77025-5497
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 713-578-4000

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1	Press release dated May 2, 2003

Item 9. Regulation FD Disclosure

In accordance with the interim guidance of the Securities and Exchange Commission, Tanox, Inc. (the “Company”) is furnishing the information required by Item 12 of Form 8-K under “Item 9 Regulation FD Disclosure” and information contained in this report (including exhibits hereto) shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

On May 2, 2003, the Company issued a press release announcing its results of operations and financial condition for the three months ended March 31, 2003. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2003	TANOX, INC.

	By:	/s/ Nancy T. Chang
Nancy T. Chang President and CEO

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